Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Global Blue Group Holding AG of our report dated June 5, 2024 relating to the financial statements, which appears in Global Blue Group Holding AG’s Annual Report on Form 20-F for the year ended March 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers SA

Geneva, Switzerland

November 20, 2024